Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Beta FinTech Holdings Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value $0.001 per share	(1)	457(o)		$	$12,075,000.00	0.0001381	$1,667.56

Total Offering Amounts:							$12,075,000.00		1,667.56
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,667.56

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

It includes additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional ordinary shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary shares, par value $0.001 per share	(1)		$13,800,000.00	F-1	333-287759	09/30/2025

__________________________________________
Prospectus Note(s):

(1)	No registration fee is payable in connection with the 2,300,000 ordinary shares, previously registered under a registration statement on Form F-1 (File No. 333-287759) (the “Prior Registration Statement”) which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2025, subsequently declared effective by the SEC on September 30, 2025, and amended by a post-effective amendment No. 1 filed on November 12, 2025 that has not yet been declared effective.

Such 2,300,000 ordinary shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act.

A registration fee is only payable in connection with the 2,012,500 ordinary shares that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $12,075,000.

See “Explanatory Note” in this registration statement.